UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

Growblox Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

7251 W. Lake Mead Blvd., Suite 300
Las Vegas, NV  89128
Phone: (844) 843-2569
Fax:  (866) 929-5122
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.02 Resignation of Director and Officer; Appointment of Officer.

Effective December 9, 2014, Cathryn J. Kennedy joined the Registrant (hereinafter the “Company”) as its new Chief Financial Officer.

From 2013 to the present Ms. Kennedy served as controller and secretary to the board of directors of American Optical Services. American Optical Services owns and operates ophthalmology and optometry practices across the U.S.  As controller, she managed P&L, cash flow, implemented audit policies and managed financial reporting and tax return preparation with a national firm.  She managed a department of twenty five employees including personnel in the accounting and treasury departments.

From 2008 through 2013, Ms. Kennedy worked for eCommLink, Inc.  eCommLink, Inc. is a  prepaid card processor which supports a full array of global and domestic payments and transactions, which was sold via asset sale to Green Dot.  From 2011 to 2013 she served as CFO, from 2010 to 2011 she served as Vice President of Finance and as controller from 2008 to 2010.

From 2005 to 2008, Ms. Kennedy served as director of SEC reporting for Pinnacle Entertainment Inc., an entertainment company with 15 hotel and gaming operations located in the U.S.

Prior to 2005, she served as controller for American Wagering Inc. overseeing all corporate reporting, consolidations, financial preparations, preparation of SEC reports on forms 10QSB and 10KSB, and preparation of NGC tax filings, and oversaw gaming audits and compliance.

ITEM 9.01 Exhibits.

Attached as Exhibit 99 is a copy of the press release announcing the appointment of Cathryn J. Kennedy as the new CFO of the Company

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Growblox Sciences, Inc.

Dated: December 16, 2014	By:	/s/ Craig Ellins
Craig Ellins
Chief Executive Officer and Chairman of the Board of Directors